Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Third Quarter 2015 Results
− Recurring FFO per Share Increases 4.2% −

OAK BROOK, IL (November 5, 2015) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central and Southeastern United States, today announced financial and operational results for the three and nine months ended September 30, 2015.

Highlights

•	Funds from Operations (FFO) per weighted average common share (basic and diluted) was $0.24 for the three months ended September 30, 2015, equal to the third quarter of 2014.

•
Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) was $0.25 for the three months ended September 30, 2015, an increase of 4.2% over $0.24 for the third quarter of 2014.

•
Same-store net operating income (NOI) for the consolidated portfolio decreased 0.6% for the quarter and increased 4.1% for the nine months ended September 30, 2015, compared to the corresponding periods in 2014, in line with Company expectations.

•	Total portfolio leased occupancy was 95.3%, the eighth consecutive quarter with a rate of 95% or above.

•	Executed 84 leases within the total portfolio for 579,348 square feet of leasable space, an increase in square feet leased of 39.6% over the third quarter of 2014.

•	Average base rent for new and renewal leases signed in the total portfolio increased by 111.5% and 10.1%, respectively, over expiring average rents.

•	First anchor tenants opened for business at joint venture developments Pulaski Promenade in Chicago and Tanglewood Pavilions in Elizabeth City, North Carolina.

“For the quarter we reported an increase of 4.2% in Recurring FFO per share, as well as another quarter of robust leasing activity in the total portfolio with very strong rent spreads on both new and renewal leases,” said Mark Zalatoris, president and chief executive officer for Inland Real Estate Corporation. “As expected, consolidated same store NOI for the quarter was impacted by our asset improvement initiatives, specifically the timing of new tenants coming on line in the third quarters of 2014 and 2015; however, we remain on track to meet our full-year 2015 guidance for consolidated same store growth. We continue to execute on our strategic plan to enhance the quality and diversification of our portfolio, in part by utilizing development joint ventures. During the quarter the first anchor tenants opened at our state-of-the-art, joint venture retail developments in Chicago and North Carolina. Those developments are expected to provide very attractive returns on investment, and reflect our balanced and productive approach to capital allocation.”

1

Financial Results for the Quarter
FFO attributable to common stockholders was $24.1 million for the quarter ended September 30, 2015, compared to $23.9 million for the third quarter of 2014. On a per share basis, FFO was $0.24 (basic and diluted) for the third quarter of 2015, equal to the third quarter of 2014.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $24.7 million for the third quarter of 2015, compared to $23.8 million for the prior year quarter. On a per share basis, recurring FFO was $0.25 (basic and diluted) for the three months ended September 30, 2015, compared to 0.24 for the three months ended September 30, 2014. The increases in Recurring FFO and Recurring FFO per share were primarily due to receipt of a loan fee related to a mortgage receivable outstanding at the end of the quarter and lower interest expense. The increase was partially offset by lower property net operating income from the consolidated same store portfolio, primarily due to redevelopment initiatives.

Net income attributable to common stockholders for the three months ended September 30, 2015 was $8.3 million, compared to $2.3 million for the third quarter of 2014. On a per share basis, net income attributable to common stockholders (basic and diluted) was $0.08 for the third quarter of 2015, compared to $0.02 for the prior year quarter. The increases in net income and net income per share for the quarter were primarily due to increased disposition activity compared to the third quarter of 2014, which resulted in higher gains on sale of investment properties; lower interest expense; and higher interest income and loan fee income related to repayment of a mortgage receivable by a joint venture partner.

Financial Results for the Nine Months Ended September 30, 2015
For the nine months ended September 30, 2015, FFO attributable to common stockholders was $76.5 million, compared to $70.0 million for the same period in 2014. On a per share basis, FFO for the first nine months of 2015 was $0.77 (basic) and $0.76 (diluted), compared to $0.70 (basic and diluted) for the nine months ended September 30, 2014. The increases in FFO and FFO per share were primarily due to higher net operating income from the same store portfolio, increased lease termination income, increased interest income and fee income related to the mortgage receivable outstanding at the end of the third quarter of 2015, lower interest expense, and increased equity in earnings of unconsolidated joint ventures, versus the comparable period of 2014.

Recurring FFO was $74.4 million for the nine months ended September 30, 2015, compared to $69.7 million for the prior year period. On a per share basis, Recurring FFO was $0.74 (basic and diluted) for the first nine months of 2015, compared to $0.70 (basic and diluted) for the same period of 2014. The increases in recurring FFO and recurring FFO per share were due to the same items that impacted FFO for the nine-month period, excluding the impact of lease termination income.

Net income attributable to common stockholders for the nine months ended September 30, 2015, was $12.0 million, compared to $25.9 million for the same period in 2014. On a per share basis, net income attributable to common stockholders was $0.12 (basic and diluted), compared to $0.26 for the same period of 2014. Net income and net income per share decreased primarily due to decreased disposition activity compared to the first nine months of 2014, which resulted in lower gains on sales of investment properties, as well as impairments recorded during the first nine months of 2015 on assets sold or marketed for sale at prices below carrying values. The decrease in net income was partially offset by the same items that impacted FFO, plus lower depreciation and amortization expense.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
Consolidated same-store NOI was $27.3 million for the quarter, representing a slight decrease of 0.6% over the third quarter of 2014. The decrease in same-store NOI for the quarter was primarily due to the impact of redevelopment and repositioning projects at certain assets included in the consolidated same store pool. For the nine months ended September 30, 2015, consolidated same-store NOI was $83.5 million, representing an increase of 4.1% over the comparable period of 2014. The increase in same-store NOI for the first nine months of 2015 was primarily due to higher rental and other property income related to increased rental rates on renewed leases and new leases signed during the respective periods and on repositioning and redevelopment projects, as well as lower property operating expense, compared to the same period of 2014.

Same-store financial occupancy was 92.4% for the consolidated portfolio, representing a decrease of 170 basis points over one year ago.

2

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and nine-month periods during each year. A total of 92 of the Company’s investment properties within the consolidated portfolio satisfied this criterion during the period and are referred to as “same-store” properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company’s investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company executed 84 leases within the total portfolio aggregating 579,348 square feet of gross leasable area (GLA). Total leases executed included:

•	Sixty-three renewal leases comprising 428,692 square feet, with an average rental rate of $14.34 per square foot, representing an increase of 10.1% over the average expiring rent.

•
Ten new leases comprising 110,812 square feet, with an average rental rate of $12.60 per square foot, representing an increase of 111.5% over the expiring rent. Excluding one anchor lease executed with an average base rent that was more than three times the expiring rent, the average base rent on new leases increased approximately 11%.

•
Eleven non-comparable leases comprising 39,844 square feet, with an average rental rate of $17.32 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 73 new and renewal leases executed during the quarter had an average rental rate of $13.99 per square foot, representing an increase of 20.8% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of September 30, 2015, leased occupancy was 95.3% and financial occupancy was 93.1%, representing decreases of 70 basis points and 120 basis points, respectively, over one year ago. The decreases are due to an expected net change in vacancy of approximately 108,000 square feet, primarily related to the sale of a dark but 100% financially leased former Dominick’s store at Park St. Claire in Schaumburg, Ill., and gross leasable area taken out of service for repositioning and redevelopment. Leased occupancy is defined as the percentage of total gross leasable area for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under the lease agreement. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $38.9 million for the third quarter of 2015, compared to $37.2 million for the third quarter of 2014. Recurring EBITDA for the nine months ended September 30, 2015, was $116.5 million, compared to $109.9 million for the same period in 2014.

Definitions and reconciliations of EBITDA and recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 4.0 times for the quarter ended September 30, 2015 compared to 3.4 times for the third quarter of 2014. Net debt-to-recurring EBITDA, pro-rata consolidation, was 6.6 times for the quarter, compared to 6.9 times for the comparable prior year quarter. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company’s operating performance because expenses that may not be indicative of operating performance are excluded.

As of September 30, 2015, the Company had an equity market capitalization (common shares) of $0.8 billion, outstanding preferred stock of $210.0 million (at face value), and total debt outstanding of $1.1 billion (including the pro-rata share of debt in unconsolidated joint ventures), for a total market capitalization of approximately $2.1 billion. The Company’s debt-to-total market capitalization was 50.7% as of September 30, 2015. Approximately 55.5% of total debt bears interest at fixed rates. As of September 30, 2015, the weighted average interest rate on the fixed rate debt was 5.08% and the overall weighted average interest rate, including variable rate debt, was 3.65%.

3

Dispositions
During the quarter, the Company sold portions of three retail centers for a total price of $34.3 million, and recorded net gains on sales of $3.9 million. The dispositions included the 73,000-square-foot building leased to Regal Cinema at Regal Showplace in Crystal Lake, Ill., for $17.0 million; the 76,262-square-foot building leased to Dominick’s and H&R Block at Wauconda Crossings in Wauconda, Ill., for $4.3 million; and the 71,400-square-foot building leased to Dominick’s at Park St. Clair retail center in Schaumburg, Ill., for $13.0 million.

After the close of the quarter, the Company sold the University Center in St. Paul, Minn., for $4.7 million. The Company also sold the Wauconda Shopping Center and the building leased to Walgreens at Wauconda Crossings, both located in Wauconda, Ill., for a combined price of $8.0 million.

Joint Venture Activity
The Company has formed joint ventures with institutions and established developers to advance its strategic goal to further enhance the size, quality and diversification of its operating platform.

At the Company’s Pulaski Promenade joint venture development in Chicago, PetSmart celebrated its grand opening in September and Marshalls and Shoe Carnival opened for business in October. In addition, at the Company’s Tanglewood Pavilions development joint venture in Elizabeth City, North Carolina, anchors Hobby Lobby and TJ Maxx opened during the third quarter, and Ross Dress for Less opened in October.

In September, the Company’s joint venture with PGGM closed a $50 million unsecured credit facility with a four-year term and one-year extension option. The facility will be utilized by the IRC-PGGM joint venture for general purposes, including funding the acquisition of the completed Evergreen Promenade and Pulaski Promenade shopping center developments and to pay off higher rate secured debt maturities on properties owned by the venture.

In October, the Company’s joint venture with MAB American Retail Partners, LLC, acquired for redevelopment the Weaverville Plaza retail center located in Weaverville, North Carolina, in the Asheville MSA. The IRC-MAB joint venture has signed a lease with Publix for the ground-up development of a new 49,000-square-foot grocery store at the center. The venture expects to invest a total of $21.6 million in the redevelopment project, which will include demolition of existing retail space for the new Publix store, repositioning of in-line shop space, and construction of a new outlot at the center. The completed redevelopment is expected to total approximately 139,000 square feet of gross leasable area.

Distributions
In July, August, September and October of 2015, the Company paid a monthly cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (Series A Preferred Stock), and a monthly cash dividend of $0.144791667 per share on the outstanding shares of its 6.95% Series B Cumulative Redeemable Preferred Stock (Series B Preferred Stock). In October, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Series A Preferred Stock, and a cash dividend of $0.144791667 per share on the outstanding shares of its Series B Preferred Stock, both dividends payable on November 16, 2015, to Series A and Series B Preferred Stockholders of record at the close of business on November 2, 2015.

In July, August, September and October of 2015, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. In October, the Company declared a cash distribution of $0.0475 per common share, payable on November 17, 2015, to common stockholders of record at the close of business on November 2, 2015.

Guidance
For fiscal year 2015, the Company is revising its expectation for recurring FFO per common share (basic and diluted) to a range of $0.96 to $0.98, from the prior range of $0.96 to $1.00. The revision is due to the Company’s decision to capitalize on opportunities to complete a higher level of dispositions and to certain sales being completed earlier than previously anticipated. In addition, the Company is currently allocating a greater amount of capital to redevelopment and development activities, versus new acquisitions of stabilized assets. The Company’s guidance continues to incorporate assumptions for an increase in consolidated same-store NOI to range from 2% to 3%, and consolidated same-store financial occupancy at year-end 2015 to range from 92.5% to 93.5%.

4

Conference Call/Webcast
Management will host a conference call to discuss the Company’s financial and operational results for the quarter and nine months ended September 30, 2015, on Thursday, November 5, 2015, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company’s website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event until 12:01 a.m. ET on November 20, 2015. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10073677. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of September 30, 2015, the Company owned interests in 135 fee simple investment properties, including 36 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three and nine months ended September 30, 2015, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A“Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(888) 331-4732
ir@inlandrealestate.com

5

Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2015	December 31, 2014
Assets:	(unaudited)
Investment properties:
Land	$372,025	385,432
Construction in progress	33,543	23,812
Building and improvements	1,122,823	1,110,360
Total Investment Properties	1,528,391	1,519,604
Less accumulated depreciation	347,934	338,141
Net investment properties	1,180,457	1,181,463
Cash and cash equivalents	12,335	18,385
Accounts receivable, net	35,348	38,211
Mortgages receivable	24,750	24,750
Investment in and advances to unconsolidated joint ventures	170,879	170,720
Acquired lease intangibles, net	71,792	85,858
Deferred costs, net	17,925	18,674
Other assets	36,615	34,890
Total assets	$1,550,101	1,572,951

Liabilities:
Accounts payable and accrued expenses	$59,315	56,188
Acquired below market lease intangibles, net	40,703	41,108
Distributions payable	5,439	5,420
Mortgages payable	387,688	384,769
Unsecured credit facilities	440,000	440,000
Other liabilities	20,375	22,290
Total liabilities	953,520	949,775

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 Shares authorized:
8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,400 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	110,000	110,000
6.95% Series B Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,000 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	100,000	100,000
Common stock, $0.01 par value, 500,000 shares authorized; 100,565 and 100,151 Shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,006	1,002
Additional paid-in capital (net of offering costs of $78,590 and $78,372 at September 30, 2015 and December 31, 2014, respectively)	878,770	874,154
Accumulated distributions in excess of net income	(487,113)	(456,120)
Accumulated other comprehensive loss	(6,995)	(6,338)
Total stockholders’ equity	595,668	622,698

Noncontrolling interest	913	478
Total equity	596,581	623,176

Total liabilities and equity	$1,550,101	1,572,951

6

Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$33,310	33,768	101,541	103,981
Tenant recoveries	12,622	12,306	42,550	44,476
Other property income	881	612	4,950	1,577
Fee income from unconsolidated joint ventures	1,431	1,524	4,306	4,090
Total revenues	48,244	48,210	153,347	154,124

Expenses:
Property operating expenses	6,514	6,127	21,886	25,082
Real estate tax expense	9,381	9,303	29,107	28,942
Depreciation and amortization	16,616	17,185	48,860	54,116
Provision for asset impairment	1,203	—	10,558	222
General and administrative expenses	5,587	5,553	17,604	17,638
Total expenses	39,301	38,168	128,015	126,000

Operating income	8,943	10,042	25,332	28,124
Other income	2,837	390	3,622	1,158
Gain on sale of investment properties, net	6,450	—	9,383	22,828
Gain on sale of joint venture interest	39	313	228	427
Interest expense	(7,337)	(8,752)	(21,869)	(26,642)
Income before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	10,932	1,993	16,696	25,895

Income tax expense of taxable REIT subsidiaries	(693)	(232)	(1,706)	(670)
Equity in earnings of unconsolidated joint ventures	2,011	2,774	8,936	6,831
Income from continuing operations	12,250	4,535	23,926	32,056

Income from discontinued operations	—	31	—	552
Net income	12,250	4,566	23,926	32,608

Less: Net (income) loss attributable to the noncontrolling interest	24	10	(51)	39
Net income attributable to Inland Real Estate Corporation	12,274	4,576	23,875	32,647

Dividends on preferred shares	(3,972)	(2,234)	(11,916)	(6,703)
Net income attributable to common stockholders	$8,302	2,342	11,959	25,944

Basic and diluted earnings attributable to common shares per weighted average common share:

Income from continuing operations	$0.08	0.02	0.12	0.25
Income from discontinued operations	—	—	—	0.01
Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.08	0.02	0.12	0.26

Weighted average number of common shares outstanding — basic	100,188	99,617	100,041	99,495

Weighted average number of common shares outstanding — diluted	100,540	100,060	100,454	99,874

Comprehensive income:
Net income attributable to common stockholders	$8,302	2,342	11,959	25,944
Unrealized gain (loss) on derivative instruments	(1,029)	500	(657)	(706)
Comprehensive income attributable to common stockholders	$7,273	2,842	11,302	25,238

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  FFO and Recurring FFO are used to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  Additionally, Recurring FFO per weighted average common share outstanding is used in the employment agreements we have with our executives to determine a portion of incentive compensation payable to them. FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and Recurring FFO for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$8,302	2,342	11,959	25,944
Gain on sale of investment properties	(6,450)	—	(9,203)	(23,321)
Impairment of depreciable operating property	428	—	9,783	222
Equity in depreciation and amortization of unconsolidated joint ventures	5,227	4,400	15,172	13,013
Amortization on in-place lease intangibles	3,800	4,575	11,320	15,839
Amortization on leasing commissions	581	530	1,553	1,495
Depreciation, net of noncontrolling interest	12,200	12,080	35,952	36,782
Funds From Operations attributable to common stockholders	$24,088	23,927	76,536	69,974

Lease termination income	(397)	(131)	(3,070)	(146)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—	(4)	(106)	(81)
Impairment loss, net of taxes:
Impairment of non-depreciable property	775	—	775
Provision for income taxes:
Tax expense related to current impairment charges, net of valuation allowance	215		215
Recurring Funds From Operations attributable to common stockholders	$24,681	23,792	74,350	69,747

Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.08	0.02	0.12	0.26

Funds From Operations attributable to common stockholders, per weighted average common share — basic	$0.24	0.24	0.77	0.70

Funds From Operations attributable to common stockholders, per weighted average common share — diluted	$0.24	0.24	0.76	0.70

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.25	0.24	0.74	0.70

Weighted average number of common shares outstanding — basic	100,188	99,617	100,041	99,495
Weighted average number of common shares outstanding — diluted	100,540	100,060	100,454	99,874

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other REITs.

We believe EBITDA is an important supplemental non-GAAP measure.  We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense.  We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K.  We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results.  Recurring EBITDA includes adjustments to EBITDA for the impact of lease termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended September 30,				Nine months ended September 30,
	2015		2014		2015		2014
Net income attributable to Inland Real Estate Corporation	$12,274		4,576		23,875		32,647
Gain on sale of investment properties	(6,450)		—		(9,203)		(23,321)
Gain on sale of development properties	—		—		(72)		—
Income tax expense of taxable REIT subsidiaries	693		232		1,706		670
Interest expense	7,337		8,752		21,869		26,642
Interest expense associated with unconsolidated joint ventures	2,468		2,180		6,897		6,147
Depreciation and amortization	16,581		17,185		48,825		54,116
Depreciation and amortization associated with unconsolidated joint ventures	5,227		4,400		15,172		13,013
EBITDA	38,130		37,325		109,069		109,914

Lease termination income	(397)		(131)		(3,070)		(146)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—		(4)		(106)		(81)
Impairment loss, net of taxes:
Provision for asset impairment	1,203		—		10,558		222
Recurring EBITDA	$38,936		37,190		116,451		109,909

Total Interest Expense	$9,805		10,932		28,766		32,789

EBITDA: Interest Expense Coverage Ratio	3.9	x	3.4	x	3.8	x	3.4	x

Recurring EBITDA: Interest Expense Coverage Ratio	4.0	x	3.4	x	4.0	x	3.4	x

9

Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

Same store net operating income, which is the net operating income of properties owned during the same periods during each year ("same store" properties), is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and nine months ended September 30, 2015 and 2014. We also provide a reconciliation of these amounts to the most comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended September 30,			Nine months ended September 30,
Consolidated	2015	2014	% Change	2015	2014	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 92 properties
Rental income	$29,245	29,087	0.5%	87,531	86,584	1.1%
Tenant recovery income	11,080	11,037	0.4%	37,098	37,533	-1.2%
Other property income	492	314	56.7%	1,650	999	65.2%
"Other investment properties”
Rental income	4,372	4,603		14,030	16,540
Tenant recovery income	1,542	1,269		5,452	6,943
Other property income	(8)	167		230	433
Total property income	$46,723	46,477		145,991	149,032

Property operating expenses:
"Same store" investment properties, 92 properties
Property operating expenses	$5,297	4,759	11.3%	17,373	19,440	-10.6%
Real estate tax expense	8,251	8,246	0.1%	25,389	25,439	-0.2%
"Other investment properties"
Property operating expenses	1,038	891		3,640	4,461
Real estate tax expense	1,130	1,057		3,718	3,503
Total property operating expenses	$15,716	14,953		50,120	52,843

Property net operating income
"Same store" investment properties	27,269	27,433	-0.6%	83,517	80,237	4.1%
"Other investment properties"	3,738	4,091		12,354	15,952
Total property net operating income	$31,007	31,524		95,871	96,189

Other income:
Straight-line rents	$188	186		358	1,133
Amortization of lease intangibles	(495)	(108)		(378)	(276)
Lease termination income	397	131		3,070	145
Other income	2,837	390		3,622	1,158
Fee income from unconsolidated joint ventures	1,431	1,524		4,306	4,090
Gain on sale of investment properties, net	6,450	—		9,383	22,828
Gain on sale of joint venture interest	39	313		228	427

Equity in earnings of unconsolidated joint ventures	2,011	2,774		8,936	6,831

Other expenses:
Income tax expense of taxable REIT subsidiaries	(693)	(232)		(1,706)	(670)
Bad debt expense	(179)	(477)		(873)	(1,181)
Depreciation and amortization	(16,616)	(17,185)		(48,860)	(54,116)
General and administrative expenses	(5,587)	(5,553)		(17,604)	(17,638)
Interest expense	(7,337)	(8,752)		(21,869)	(26,642)
Provision for asset impairment	(1,203)	—		(10,558)	(222)

Income from continuing operations	12,250	4,535		23,926	32,056
Income from discontinued operations	—	31		—	552
Net income	12,250	4,566		23,926	32,608

Less: Net (income) loss attributable to the noncontrolling interest	24	10		(51)	39
Net income attributable to Inland Real Estate Corporation	12,274	4,576		23,875	32,647

Dividends on preferred shares	(3,972)	(2,234)		(11,916)	(6,703)

Net income attributable to common stockholders	$8,302	2,342		11,959	25,944

10

Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three and nine months ended September 30, 2015. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. Because we incur expenses to manage properties that are not on our balance sheet, we believe providing this information allows investors to better compare our overall performance, size and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At September 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,528,391	(2,018)	416,194	2,253	9,677	1,954,497
Total assets	1,550,101	(3,704)	295,313	2,668	11,134	1,855,512
Mortgages payable	387,688	(1,329)	222,255	—	8,820	617,434
Total liabilities	953,520	(1,393)	240,941	1,731	10,397	1,205,196

	At December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,519,604	(325)	364,463	2,062	12,790	1,898,594
Total assets	1,572,951	(1,886)	251,697	2,455	7,640	1,832,857
Mortgages payable	384,769	—	168,689	—	6,267	559,725
Total liabilities	949,775	19	196,082	1,607	6,823	1,154,306

	For the three months ended September 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$48,244	(46)	13,616	—	2	61,816
Total expenses	39,301	(60)	9,376	4	1	48,622
Operating income (loss)	8,943	14	4,240	(4)	1	13,194

	For the three months ended September 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$48,210	—	12,225	—	702	61,137
Total expenses	38,168	(10)	8,273	3	408	46,842
Operating income (loss)	10,042	10	3,952	(3)	294	14,295

	For the nine months ended September 30, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$153,347	(46)	40,443	(1)	212	193,955
Total expenses	128,015	(93)	27,932	11	116	155,981
Operating income (loss)	25,332	47	12,511	(12)	96	37,974

	For the nine months ended September 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$154,124	—	36,443	—	882	191,449
Total expenses	126,000	(39)	25,406	4	502	151,873
Operating income (loss)	28,124	39	11,037	(4)	380	39,576

11